FIRST AMENDMENT TO EMPLOYMENT AGREEMENT THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) by and between GoHealth, Inc., a Delaware corporation (“GoHealth”), and GoHealth Holdings, LLC, a Delaware limited liability company (the “Partnership” and, together with GoHealth and any of the affiliates of GoHealth and the Partnership as may employ the Executive from time to time, and any successor(s) thereto, the “Company”) and Vijay Kotte (the “Executive”) is made and entered into as of April 1, 2025 (the “Amendment Effective Date”). W I T N E S S E T H: WHEREAS, Company and Executive entered into an Employment Agreement, dated as of June 3, 2022 (the “Employment Agreement”); WHEREAS, Company and Executive desire to amend the Employment Agreement upon the terms and conditions set forth herein, effective as of the Amendment Effective Date; and WHEREAS, except as expressly amended below, the Employment Agreement shall continue in full force and effect, and any capitalized terms used herein that are not defined shall have the meaning ascribed to them in the Employment Agreement. NOW, THEREFORE, in consideration of the foregoing premises, and the mutual promises and agreements herein contained, the parties hereto agree as follows: 1. Section 1(g) is hereby amended to read as follows: (g) “Change of Control” shall (i) have the meaning set forth in the 2020 Incentive Award Plan of the Company, as amended from time to time and (ii) include any transaction in which the Common Stock ceases to be traded on a national securities exchange as a result of any transaction in which a “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) directly or indirectly acquires beneficial ownership (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act) of securities of the Company such that following such acquisition, such person or group of persons possess 100% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition, whether or not such person or group of persons owned more than 50% of the total combined voting power of the Company’s securities outstanding immediately prior to such transaction. 2. The first sentence of Section 2(b) is hereby amended to read as follows: (b) Term of Employment. The initial term of employment under this Agreement, as amended (the “Initial Term”), shall be for the period beginning on the Amendment Effective Date and ending on the third anniversary thereof, unless earlier terminated pursuant to Section 4. 3. Section 3(a) is hereby amended to read as follows:

(a) Annual Base Salary. During the Term, the Executive shall receive a base salary at a rate of $1,000,000 per annum, which shall be paid in accordance with the customary payroll practices of the Company, subject to review by the Board or the Compensation Committee thereof in its sole discretion (the “Annual Base Salary”). 4. Section 3(c)(ii) is hereby amended to read as follows: (b) Each fiscal year during the Term, beginning with the fiscal year 2025, the Executive shall receive an annual grant under the Company’s 2020 Incentive Award Plan (or another equity award plan adopted by the Company) with a target amount having a value on the grant date equal to no less than $3,000,000 as determined by the Board or the Compensation Committee thereof in its sole discretion (each such aggregate annual grant, an “Annual Award”) and, together with the Initial Award, the “Equity Awards”). The 2025 grant will be an RSU award equal to $5,000,000, as determined by the closing stock price on April 1, 2025, with the award issued in two parts, as detailed below: (i) 185,000 RSU shares issued with a grant date of April 1, 2025 and a standard three-year vesting period conditioned on the Executive’s continued employment with Company as well as all other standard conditions consistent with this Employment Agreement and the 2020 Incentive Award Plan; and (ii) The remaining RSU shares necessary to equal a $5,000,000 award (as determined by the closing stock price on April 1, 2025) with a grant date on or around July 1, 2025 and a standard three-year vesting period conditioned on the Executive’s continued employment with Company as well as all other standard conditions consistent with this Employment Agreement and the 2020 Incentive Award Plan and further conditioned on Shareholder approval at the Company’s 2025 Annual Shareholder Meeting and the necessary regulatory filings being completed. 5. Section 5(b) is hereby amended to read as follows: (b) Severance Payments. In the event of the Executive’s termination of employment by the Company without Cause pursuant to Section 4(a)(iv), by the Executive for Good Reason pursuant to Section 4(a)(v), or due to Death pursuant to Section 4(i) (in which case any references to the Executive herein shall be deemed to include the Executive’s estate), the Company shall, subject to Section 5(c) and Section 21 and subject to the Executive’s execution and non-revocation of a waiver and release of claims agreement in the Company’s customary form (a “Release”) as of the Release expiration date, in accordance with Section 21(c): (i) Continue to pay the Executive's Annual Base Salary during the period beginning on the Date of Termination and ending on the two (2) year anniversary of the Date of Termination (the “Severance Period”) in accordance with the Company's regular payroll practice as of the Date of Termination; and (ii) Pay (A) the Annual Bonus for any completed fiscal year as of the Date of Termination that has not yet been paid as of the Date of Termination, if any, and (B) the product of (I) two (2), multiplied by (II) a pro-rated portion of the Annual Bonus for the year in which the Date of Termination occurs, with such proration being based on the number of full months for which the Executive was employed during such year prior to such Date of Termination. The bonuses described in this Section 5(b)(ii) shall be payable, to the extent earned, on, or at such date as is determined by the Board within 120 days following, the last day of the fiscal year with respect to which it relates, as set forth in Section 3(b). (iii) During the Severance Period, if the Executive elects to continue coverage under the Company's group health plan in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), the Company shall continue coverage for the Executive and any eligible dependents under the Company group health benefit plans in which the Executive and any dependents were entitled to participate immediately prior to the Date of Termination. In the event the Executive elects to continue with COBRA coverage, provided, that the Executive timely submits to the Company evidence of the Executive's payments made to the COBRA administrator, the Company will reimburse the Executive for the Company's share of the premiums associated therewith in an amount equal to what the Company pays for the health insurance premiums of other executive level employees at the Company. The COBRA health continuation period under Section 4980B of the Code shall tun concurrently with the period of continued coverage set forth in this Section 5(b)(iii); provided, however, that in the event the Executive obtains other employment that offers group health benefits, such continuation of COBRA coverage by the Company under this Section 5(b)(iii) shall immediately cease. [Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above stated, and to be effective upon such date. THE COMPANY By: ___________________________ EMPLOYEE ________________________ Vijay Kotte /s/ Bradley M Burd /s/ Vijay Kotte